SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 30, 2008 (October 29, 2008)

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10254 (Commission File Number)	58-1493818 (IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2008, the Board of Directors of Total System Services, Inc. (the “Corporation”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved and adopted the following amendments to the Corporation’s bylaws:

•     Article III, Section 2 was amended to change the voting standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director. In contested elections, the vote standard will continue to be a plurality of votes cast.

•     Article II, Section 5 was amended to provide that director nominees proposed by shareholders must deliver a statement regarding whether, if elected, they intend to tender an irrevocable resignation effective upon acceptance of such resignation by the Board upon failure to receive the required vote in a subsequent election in accordance with the Corporation’s Corporate Governance Guidelines.

•     Article II, Section 4 and Article II, Section 5 were amended to delete a shareholder’s notice provision which was only applicable to the 2008 annual meeting of shareholders.

The amendments to the bylaws were effective on October 29, 2008. The above summary is qualified in its entirety by reference to the bylaws, which are filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 8.01

Other Events.

In connection with the bylaw amendments referred to in Item 5.03 of this Form

8-K, the Board, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved and adopted the following amendments to the Corporation’s Corporate Governance Guidelines (“Guidelines”) on October 29, 2008:

•     The Guidelines were amended to provide that a director who fails to receive the required number of votes for election or re-election in accordance with the bylaws is expected to tender his or her resignation, which resignation may be conditioned upon Board acceptance of the resignation. The Corporate Governance and Nominating Committee of the Board will consider the tendered resignation of a director who fails to receive the required number of votes for election or re-election and recommend to the Board whether or not to accept such resignation. The Corporate Governance and Nominating Committee in deciding what action to recommend, and the Board in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the Corporate Governance and Nominating Committee or the Board regarding such resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days after the results of the election are certified. The Corporation will promptly disclose the Board’s decision whether to accept the director’s tendered resignation in a Form 8-K.

•     The Guidelines were also amended to provide that the Board shall nominate for election or re-election as directors only candidates who agree to tender, promptly following the failure to receive the required vote for election or re-election as a director, an irrevocable resignation that will become effective upon Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to comply with the foregoing resignation procedure.

The amendments to the Guidelines were effective on October 29, 2008.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits
	Exhibit No.	Description
	3.1	Bylaws (as amended through October 29, 2008).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: October 30, 2008	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel